Exhibit 10.4
TRADEMARK LICENSE AGREEMENT
          This TRADEMARK LICENSE AGREEMENT (this “Agreement”) is made and effective as of September___, 2005 (the “Effective Date”) by and between WebMD Inc., a Georgia Corporation and a wholly-owned subsidiary of WebMD Health Corp. (“Licensor”), and WebMD Corporation (d/b/a Emdeon Corporation), a Delaware Corporation (“Licensee”) (each a “party” and collectively, the “parties”).
RECITALS
          WHEREAS, Licensor is the owner of all right, title and interest in and to the trademarks and trade names set forth on Schedule 1 and all graphical representations related thereto (the “Licensed Marks”);
          WHEREAS, Licensee has previously used the Licensed Marks in the operation of its business;
          WHEREAS, Licensee desires to obtain the right to use during a transitional period the Licensed Marks solely in connection with certain products and services Licensee provides; and
          WHEREAS, Licensor desires to grant to Licensee, and Licensee desires to obtain, a license to use the Licensed Marks in connection with said products and services subject to the terms and conditions of this Agreement.
          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
LICENSE GRANT
          1.1 License Grant. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, a paid-up, royalty-free, worldwide, non-transferable, non-exclusive right and license to use the Licensed Marks solely on the Licensee’s products or in connection with the operation of the Licensee’s business, and in accordance with the terms and conditions set forth in Section 1.4. Licensor may sublicense the Licensed Marks only to its authorized distributors, subcontractors and resellers solely for the purpose of using the Licensed Marks in connection with advertising and promotion of the Licensee’s business and the Licensee’s products in accordance with Section 1.3.
          1.2 Limitation on Grant. Except as expressly set forth in this Agreement, no other right or license is granted to Licensee by implication or otherwise with respect to the Licensed Marks, including, but not limited to, the right to use any intellectual property owned by Licensor other than the Licensed Marks.

          1.3 Form of Use. Licensee shall use the Licensed Marks only in the same form and manner as Licensee’s use of the Licensed Marks immediately prior to the Effective Date. In the event that Licensee desires to use the Licensed Marks in some other form or manner, Licensee shall first obtain Licensor’s prior written consent, which consent shall not be unreasonably withheld or delayed.
          1.4 Winding Down. Licensee shall use commercially reasonable efforts to wind down and to cease its use of the Licensed Marks as soon as commercially practicable, including, but not limited to, removing the Licensed Marks from its signs, letterhead, advertisements and promotional materials.
ARTICLE 2
OWNERSHIP
          2.1 Ownership. Licensee acknowledges and agrees that Licensor is the owner of all right, title, and interest in and to the Licensed Marks, and all such right, title, and interest shall remain with Licensor. Licensee shall not otherwise contest, dispute, or challenge Licensor’s right, title, and interest in and to the Licensed Marks.
          2.2 Goodwill. All goodwill and improved reputation generated by Licensee’s use of the Licensed Marks shall inure to the benefit of Licensor. Licensee shall not by any act or omission use the Licensed Marks in any manner that tarnishes, degrades, disparages or reflects adversely on Licensor or Licensor’s business or reputation.
          2.3 Quality Control. In order to preserve the inherent value of the Licensed Marks, Licensee agrees to use reasonable efforts to ensure that the quality of the services Licensee provides shall continue to be at least equal to the standards prevailing in the operation of Licensor’s and Licensee’s business as of the Effective Date. Licensee will comply, in all material respects, with Licensor’s trademark usage guidelines, in the form previously provided by Licensor to Licensee or in such other form as may be provided by Licensor to Licensee from time to time.
          2.4 Compliance With Laws. Licensee agrees that the business operated by it in connection with the Licensed Marks shall comply with all laws, rules, regulations and requirements of any governmental body as may be applicable to the operation, advertising and promotion of Licensee’s business.
          2.5 Notification of Infringement. Each party shall immediately notify the other party and provide to the other party all relevant background facts upon becoming aware of (i) any registrations of, or applications for registration of, marks that do or may conflict with the Licensed Marks, and (ii) any infringements, imitations, dilutions, illegal use or misuse of the Licensed Marks.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
          3.1 Mutual Representations. Each party hereby represents and warrants to the other party as follows:

     (a) Due Authorization. The execution, delivery and performance of this Agreement by such party have been duly authorized by all necessary action on the part of such party.
     (b) Due Execution. This Agreement has been duly executed and delivered by such party and, with due authorization, execution and delivery by the other party, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
     (c) No Conflict. Such party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of, any provision of the partnership agreement, charter or by-laws (or similar organizational documents) of such party; (ii) conflict with or violate any law or governmental order applicable to such party or any of its assets, properties or businesses; or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party.
          3.2 Indemnity. Licensee shall defend, indemnify and hold harmless Licensor from and against any claims, actions, demands, suits, causes of action, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) arising out of any breach of Licensee’s representations and warranties set forth in Section 3.1. Licensor shall defend, indemnify and hold harmless Licensee from and against any claims, actions, demands, suits, causes of action, losses, damages, liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) arising out of any breach of Licensor’s representations and warranties set forth in Section 3.1.
ARTICLE 4
TERM
          4.1 Term. Unless earlier terminated, this Agreement shall have an initial term beginning on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive 12-month renewal terms unless either party notifies the other party of such party’s intention not to renew this Agreement, in writing, not less than 90 days prior to the end of the then current term. Notwithstanding any of the foregoing, during the Initial Term, Licensor may terminate this Agreement if Licensee materially breaches this Agreement, and such material breach continues unremedied for a period of 180 days after written notice thereof. Following the Initial Term, Licensor may terminate this Agreement at any time and for any reason, upon 90 days written notice to Licensee.
          4.2 Rights On Termination. Upon expiration or termination of this Agreement, all rights granted to Licensee under this Agreement with respect to the Licensed Marks shall cease, and Licensee shall discontinue immediately the use of the Licensed Marks.

ARTICLE 5
MISCELLANEOUS
          5.1 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.
          5.2 Independent Contractor. Neither party shall have, or shall represent that it has, any power, right or authority to bind the other party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other party.
          5.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to Licensor:	If to Licensee:
WebMD Inc. c/o WebMD Health Corp.	WebMD Corporation
Attn: General Counsel	Attn: General Counsel
111 Eighth Avenue	669 River Drive, Center 2
New York, NY 10011	Elmwood, NJ 07407
Tel: (212) 624-3700	Tel: (201) 703-3400
Fax: (212) 624-3747	Fax: (201) 703-3401
          5.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.
          5.5 Arbitration.
     (a) In an effort to resolve informally and amicably any claim or controversy arising out of or related to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, each party shall notify the other of any differences or dispute hereunder that requires resolution. Licensee and the Licensor shall each designate an executive officer to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification, the matter shall be submitted to an independent director of Licensee who is not also a director or employee of the Licensor and an independent director of the Licensor who is not also a director or employee of Licensee for consideration. If settlement cannot be reached through their efforts within an additional 30 days, or such longer time period as they shall agree upon, either party may initiate final and binding arbitration, in accordance with Paragraph (b) of this Section 5.5 to resolve such matter, which the parties agree are the sole and exclusive procedures for any such dispute. All offers, promises, conduct and statements, whether oral or written, made in the course of the settlement discussions contemplated by this Paragraph (a) by any of the parties, their agents, employees, experts and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.
     (b) Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, New York before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The parties shall share the costs of the arbitrator and other costs of the arbitration equally and each party shall be responsible for its own costs and expenses relating to the arbitration, including for fees and expenses of its attorneys and other professionals that it retains. The arbitrator will have no authority to award any special, punitive, exemplary, consequential, incidental or indirect losses or damages and no authority to award a party any amounts for the costs and expenses of the arbitration or for fees and expenses of attorneys and other professionals retained by a party.
          5.6 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto.
          5.7 No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.
          5.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
          5.9 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.
          5.11 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.
          5.12 No Third-Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
          IN WITNESS WHEREOF, each party has caused this Agreement to be executed as of the Effective Date by its duly authorized partner or officer.

LICENSOR:	LICENSEE:

WebMD Inc.	WebMD Corporation (d/b/a Emdeon Corporation)

By:	By:

Name:	Name:
Title:	Title:

SCHEDULE 1
LICENSED MARKS

Licensed Mark	Country	Status	Reg. No.	Renewal Date	Class No.
WEBMD	Georgia (States)	Docketed
WEBMD	Bangladesh	Pending			16
WEBMD	Italy	Pending
WEBMD	Malaysia	Pending			Nat’l 44
WEBMD	Pakistan	Pending			16
WEBMD	Argentina	Registered	1.852.362	11/20/2011	42
WEBMD	Australia	Registered	795825	5/31/2009	42
WEBMD	Austria	Registered	188 184	5/31/2010	38
WEBMD	Benelux	Registered	659.069	6/4/2009	35, 41, 42
WEBMD	Bolivia	Registered	79677-C	7/3/2010	42
WEBMD	Bulgaria	Registered	37355	6/3/2009	42
WEBMD	Canada	Registered	TMA586,679	8/6/2018	N/A
WEBMD	Chile	Registered	551648	10/29/2009	42
WEBMD	China	Registered	14999962	12/27/2010	42
WEBMD	Colombia	Registered	226041	4/13/2010	42
WEBMD	CTM	Registered	1197441	6/30/2009	35, 36
WEBMD	Croatia	Registered	Z990562	6/4/2009	42
WEBMD	Cuba	Registered	130299	6/7/2009	38
WEBMD	Czech Republic	Registered	232599	6/7/2009	42
WEBMD	Dominican Republic	Registered	106599	8/30/2019	Nat’l 70
WEBMD	Ecuador	Registered	1-1354-00	6/28/2010	42
WEBMD	El Salvador	Registered	1 Book 128	4/5/2011	42
WEBMD	Finland	Registered	221372	8/31/2011	35, 38, 41, 42
WEBMD	France	Registered	99 795 924	6/30/2009	35, 36, 38, 41, 42
WEBMD	Germany	Registered	399 31 516	6/30/2009	38
WEBMD	Greece	Registered	140 766	6/7/2009	38, 42
WEBMD	Guatemala	Registered	102933	2/27/2010	42
WEBMD	Hungary	Registered	160 908	5/31/2009	42
WEBMD	Iceland	Registered	8191999	8/4/2009	42
WEBMD	Indonesia	Registered	461231	7/28/2009	42
WEBMD	Iran	Registered	88520	12/29/2009	35
WEBMD	Ireland	Registered	215372	5/30/2009	42
WEBMD	Israel	Registered	128284	6/5/2006	42
WEBMD	Japan	Registered	4477813	5/25/2011	42

Licensed Mark	Country	Status	Reg. No.	Renewal Date	Class No.
WEBMD	Lebanon	Registered	79921	6/4/2014	42
WEBMD	Lithuania	Registered	41025	5/31/2009	42
WEBMD	Mexico	Registered	626,855	6/7/2009	42
WEBMD	Morocco	Registered	69914	6/4/2019	42
WEBMD	New Zealand	Registered	612976	4/20/2007	38
WEBMD	New Zealand	Registered	310430	12/7/2005	42
WEBMD	New Zealand	Registered	612975	4/20/2007	36
WEBMD	New Zealand	Registered	612977	4/20/2007	41
WEBMD	New Zealand	Registered	612974	4/20/2007	35
WEBMD	Nicaragua	Registered	43,560 C.C.	4/2/2010	42
WEBMD	Norway	Registered	201140	1/21/2010	42
WEBMD	Oman	Registered	20283	6/2/2009	38
WEBMD	Panama	Registered	100984	6/4/2009	42
WEBMD	Paraguay	Registered	226.858	7/20/2010	42
WEBMD	Peru	Registered	19250	10/27/2009	38
WEBMD	Portugal	Registered	337541	12/20/2009	42
WEBMD	Romania	Registered	39027	6/3/2009	42
WEBMD	Russian Fed.	Registered	220083	6/1/2009	42
WEBMD	Saudi Arabia	Registered	589/85	2/16/2009	42
WEBMD	Singapore	Registered	T99/05709H	12/7/2008	42
WEBMD	Slovenia	Registered	9970679	5/31/2009	42
WEBMD	South Africa	Registered	99/09677	5/31/2009	42
WEBMD	South Korea	Registered	63096	8/24/2010	42
WEBMD	Spain	Registered	2239017	6/4/2009	42
WEBMD	Sweden	Registered	351648	1/18/2012	36, 38, 41, 42
WEBMD	Switzerland	Registered	469.131	5/31/2009	42
WEBMD	Taiwan	Registered	146094	7/15/2011	42
WEBMD	Turkey	Registered	99/07785	5/31/2009	41
WEBMD	U.A.E.	Registered	24645	8/14/2009	38
WEBMD	United Kingdom	Registered	2199374	6/7/2009	42
WEBMD	US	Registered	2,394,818	10/17/2010	35, 36, 38, 41, 42
WEBMD	Uruguay	Registered	313.395	3/24/2010	38
WEBMD	Venezuela	Registered	13320-S	7/7/2010	42
WEB-MD	US	Registered	2,349,285	5/16/2010	42
WEBMD PRACTICE	US	Registered	2,569,050	5/14/2012	9, 42
WEDMD ONCALL	US	Registered	2,508,413	11/20/2011	35